Exhibit 10.1

CERTAIN CONFIDENTIAL INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND
REPLACED WITH “[***]” BECAUSE IT IS NOT MATERIAL AND WOULD BE
COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

First Amendment to the Research, Development, and Commercialization Agreement

This first amendment (“First Amendment”) is entered with effect as of January 29, 2026 (the “First Amendment Effective Date”)

by and among

F. Hoffmann-La Roche Ltd

with an office and place of business at Grenzacherstrasse 124, 4070 Basel, Switzerland (“Roche Basel”)

and

Hoffmann-La Roche Inc.

with an office and place of business at 150 Clove Road, Suite 8, Little Falls, New Jersey 07424, U.S.A. (“Roche U.S.”; Roche Basel and Roche U.S. together referred to as “Roche”)

on the one hand

and

Madrigal Pharmaceuticals, Inc.

with an office and place of business at 200 Barr Harbor Drive, Suite 200, West Conshohocken, Pennsylvania 19428, the United States (“Madrigal”, collectively with Roche, the “Parties,” and each a “Party”)

on the other hand.

First Amendment to the Research, Development, and Commercialization Agreement

WHEREAS, Roche and VIA Pharmaceuticals, Inc. have entered into a Research, Development, and Commercialization Agreement effective as of December 18, 2008 ("Agreement");

WHEREAS, Madrigal is the successor-in-interest to the Agreement; and

WHEREAS, the Parties desire to amend the Agreement to clarify Madrigal’s rights in Joint Patent Rights and Joint Know-How (each defined below); and

WHEREAS, Madrigal wishes to have the full and exclusive right and discretion to manage Patent Term Extensions (as defined below) for the Roche Patent Rights and the Joint Patent Rights for the purpose of maximizing the value of the Licensed Product; and

WHEREAS, Roche is willing to grant such right to Madrigal, provided that the royalty is not reduced with respect to a certain Roche patent right in a country, if Madrigal does not file a Patent Term Extension (as defined below) for such Roche patent right in such country; and

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the Parties hereto, intending to be legally bound, do hereby agree as follows:

1.	Amendment

1.1	Reduction for No Patent.

Section 4.3 (Reduction for No Patent) of the Agreement is replaced in its entirety as of the First Amendment Effective Date as follows:

“4.3. Reduction for No Patent. On and after the date that, but for this Agreement, no Valid Claim of Roche Patent Rights would be infringed by the making, using or selling of a Licensed Product in a country in the Territory, the Net Sales of such Licensed Product in such country shall be reduced by [***] for the purpose of determining the royalties payable under Section 4.1, provided that in any country in the Territory in which a Roche Patent Right claiming priority to [***], (a) is granted and (b) would be infringed by the making, using, or selling of a Licensed Product in such country, the reduction set forth in this Section 4.3 (Reduction for No Patent) shall not apply until the date of expiration of all extensions including Patent Term Extensions that have been filed or could have been filed in such country. For example, in the US until [***] and in Europe until [***] (and in case of a Pediatric Exclusivity until [***] and [***], respectively), at which time the reduction shall then be applied.”

1.2	Joint Patent Rights and Patent Term Extensions.

1.2.1	Joint Patent Rights. Section 7.4(c) (Ownership of Future Inventions and Know-How) of the Agreement is replaced as of the First Amendment Effective Date in its entirety as follows:

“(c)         Patentable or unpatentable Inventions or Know-How jointly made, developed or conceived by VIA and Roche personnel (such Inventions or Know-How, “Joint Know-How”) shall be jointly owned, unless the Parties agree otherwise. Subject to Section 7.5, patent applications covering joint inventions (“Joint Patent Rights”) shall be prepared and prosecuted jointly. Subject to any exclusivity obligations set forth in this Agreement, each Party shall be free to use and exploit Joint Know-How and Joint Patent Rights without the consent of, or any duty to account to, the other Party.”

1.2.2	Patent Term Extensions. A new subsection is added to Article 7 (Patent Rights) of the Agreement as of the First Amendment Effective Date as follows:

“7.5. Patent Term Extension. VIA will have the full and exclusive right and discretion to determine and control all requests for patent term adjustments, patent term extension under the Drug Price Competition and Patent Right Restoration Act of 1984 in the U.S., supplementary protection certificates in the member states of the EU and their equivalents throughout the Territory, or equivalents thereto in any country in the Territory, including but not limited to Pediatric Exclusivity, in each case, arising from the Registration of, or otherwise applicable to, a Licensed Product (each, a “Patent Term Extension”). VIA will have the full and exclusive right to file for Patent Term Extensions for any Roche Patent Right, VIA Patent Right, or Joint Patent Right, in its sole discretion. Upon the request of VIA, Roche will provide support, consent, assistance, and all necessary documents, in full executed form if needed, to VIA for the purpose of supporting, filing, obtaining, and maintaining Patent Term Extensions. Without limiting the foregoing, if VIA in its sole discretion selects any Roche Patent Right or Joint Patent Right for which Roche is the Party prosecuting such Patent Right, VIA will prepare the applicable Patent Term Extension filing, and Roche will file, or permit VIA to file, such request for Patent Term Extension.”

2.	Miscellaneous

2.1	Capitalised terms used but not defined herein shall have the meaning ascribed to such terms in the Agreement.

2.2	Except as expressly amended herein, the Agreement shall remain unchanged and in full force and effect.

2.3	Counterparts. This First Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which taken together shall be deemed to constitute one and the same agreement. The Parties agree that execution of this First Amendment by e-Signatures or by exchanging executed signature pages in .pdf format shall have the same legal force and effect as the exchange of original signatures. As used in this Section 2.3, “e-Signature” shall mean a signature that consists of one or more letters, characters, numbers or other symbols in digital form incorporated in, attached to or associated with the electronic document, that (a) is unique to the person executing the signature; (b) the technology or process used to make the signature is under the sole control of the person making the signature; (c) the technology or process can be used to identify the person using the technology or process; and (d) the electronic signature can be linked with an electronic document in such a way that it can be used to determine whether the electronic document has been changed since the electronic signature was incorporated in, attached to or associated with the electronic document. Specifically, each Party may execute this First Amendment in Adobe™ Portable Document Format (PDF) sent by electronic mail. PDF signatures of authorized signatories of the Parties will be deemed to be original signatures, will be valid and binding upon the Parties, and, upon delivery, will constitute due execution of this First Amendment.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have entered into this First Amendment as of the First Amendment Effective Date.

Madrigal Pharmaceuticals, Inc.

/s/ Mark Barrett
Name:	Mark Barrett
Title:	Executive Vice President, CBO

F. Hoffmann-La Roche Ltd

/s/ Luc Schnitzler		/s/ Melanie Wick
Name:	Luc Schnitzler	Name:	Melanie Wick
Title:	Director Global Alliance $ Asset Mgmt	Title:	Legal Counsel

Hoffmann-La Roche Inc.

/s/ Gerad Bohm
Name:	Gerald Bohm
Title:	Vice President